                                                                 Exhibit (j)(2)

           Consent of Independent Registered Public Accounting Firm

The Shareholders and Board of Directors/Trustees
ING Mutual Funds and ING Mayflower Trust

We consent to the use of our report dated December 28, 2007, incorporated herein by reference, on the financial statements of ING Global Equity Dividend Fund, ING Global Natural Resources Fund, ING Global Real Estate Fund, ING Global Value Choice Fund, ING Disciplined International SmallCap Fund, ING Emerging Countries Fund, ING Foreign Fund, ING Greater China Fund, ING Index Plus International Equity Fund, ING International Capital Appreciation Fund, ING International Equity Dividend Fund, ING International Growth Opportunities Fund, ING International Real Estate Fund, ING International SmallCap Multi-Manager Fund (formerly, ING International SmallCap Fund), ING International Value Choice Fund, ING International Value Opportunities Fund, ING Russia Fund, ING Emerging Markets Fixed Income Fund, ING Global Bond Fund, ING Diversified International Fund, ING Asia-Pacific Real Estate Fund, and ING European Real Estate Fund, each a series of ING Mutual Funds, and of ING International Value Fund, a series of ING Mayflower Trust, and the references to our firm under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statement of Additional Information.


/s/ KPMG LLP
Boston, Massachusetts
February 22, 2008